                                                                    Exhibit 10.7

     THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at 777 Yamato Road, Boca Raton, FL 33431, and NATIONSHEALTH SUPPLY L.L.C., a limited liability company organized under the laws of Florida ("TENANT") with its address at 13650 N.W. 8th Street, Sunrise, FL 33325, and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1.   SUMMARY OF TERMS AND CERTAIN DEFINITIONS.

     (A)  "PREMISES": Approximate rentable square feet: 19,291
          (Section 2) Suites: 210 and 220.

     (B)  "BUILDING": Approximate rentable square feet: 30,093
          (Section 2) Address: 13630 N.W. 8th Street
                               Sunrise, Florida 33325

     (C)  "TERM": Seventy-six (76) months
          (Section 5)

          (I)  "COMMENCEMENT DATE": May 1,2004

          (II) "EXPIRATION DATE": SEE SECTION 5

     (D)  MINIMUM RENT (Section 6) & OPERATING EXPENSES (Section 7)

          (I)  "MINIMUM ANNUAL RENT":

                    PERIOD           ANNUAL       MONTHLY
               ----------------   -----------   ----------
               *5/l/04-10/31/04            --   $     0.00
               11/1/04-08/31/05            --   $17,683.42
               09/1/05-08/31/06   $221,846.50   $18,487.21
               09/1/06-08/31/07   $231,492.00   $19,291.00
               09/1/07-08/31/08   $241,137.50   $20,094.79
               09/1/08-08/31/09   $250,783.00   $20,898.58
               09/1/09-08/31/10   $260,428.50   $21,702.38

* TENANT IS REQUIRED TO PAY ANNUAL OPERATING EXPENSES AND ANNUAL PREMISES DIRECT OPERATING EXPENSES PLUS STATE SALES TAX DURING THIS PERIOD.

          (II) ESTIMATED "ANNUAL OPERATING EXPENSES": $109,379.97 (One Hundred Nine Thousand Three Hundred Seventy-Nine and 97/100 Dollars), payable in monthly installments of $9,115.00 (Nine Thousand One Hundred Fifteen and 00/100 Dollars), subject to adjustment (Section 7(a)).

          (III) ESTIMATED "ANNUAL PREMISES DIRECT OPERATING EXPENSES":
$17,554.81 (Seventeen Thousand Five Hundred Fifty-Four and 81/100 Dollars), payable in monthly installments of $1,462.90 (One Thousand Four Hundred Sixty-Two and 90/100 Dollars), subject to adjustment (Section 7(g)).

     (E) "PROPORTIONATE SHARE" (Section 7(a)): 64.10% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building).

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     (F) "USE" (Section 4): General office, marketing, shipping and pharmacy, to the extent permitted by applicable law,

     (G) "SECURITY DEPOSIT" (Section 28): $25,000.00 (Twenty-Five Thousand and 00/100 Dollars). See Rider

     (H) "CONTENTS": This lease consists of the Index, pages 1 through 11 containing Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:

          Rider with Sections 29 through 53

          Exhibits:   "A" - Plan showing Premises and Exclusive Parking
                      "B" - Commencement Certificate Form
                      "C" - Building Rules
                      "D" - Estoppel Certificate Form
                      "E" - Plan of Improvements
                      "F" - Standard Tenant Buildout Specifications
                      "G" - Cleaning Schedule
                      "H" - Form of Memorandum of Lease
                      "I" - Form of Letter of Credit
                      "J" - Plan Showing Generator Location


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2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from
Landlord the Premises as shown on attached exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the nonexclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3. ACCEPTANCE OF PREMISES. Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks parking areas, curbs and access ways adjoining it. visible easements, any surface conditions and the present uses and Tenant accepts them in the condition in which they now are. without relying on any representation, covenant or warranty by Landlord Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment, provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4. USE: COMPLIANCE.

     (A) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building, Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises nor for any use that would interfere with any other person's use of any portion of the Property outside of the Premises.

     (B) COMPLIANCE. Landlord represents that, as of the date of this lease, there is no action required with respect to the Premises or Common Areas under any laws (including Title III of the ADA), ordinances, notices, orders, rules, regulations and requirements applicable to the Premises or to the Common Areas From and after the Commencement Date, Tenant shall comply promptly, at its, true expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use. occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises. (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C". as amended by Landlord from time to time (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense. Landlord may comply with any repair replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

     (C) ENVIRONMENTAL. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer. processing, transporting, use. disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products toxic or radioactive matter (the "RESTRICTED ACTIVITIES") Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

     (D) NOTICE. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA. Tenant shall give Landlord written notice within 5 days after first learning thereof, providing all available information and copies of any notices.

5. TERM. The Term of this lease shall commence on the Commencement Date and shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with terms hereof At Landlord's request. Tenant shall confirm the Commencement Date and Expiration Date by executing a lease ,commencement certificate in the form attached as Exhibit "B".

6. MINIMUM ANNUAL RENT. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of


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this lease unless Landlord designates otherwise: provided that rent for the first full month shall be paid at the signing of this lease If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "lease year" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7.   OPERATION OF PROPERTY: PAYMENT OF EXPENSES.

     (A) PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in
Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the operating expenses owed to Landlord by Tenant pursuant to the following Sections 7(b)-(f). The amount of the Annual Operating Expenses set forth in Section 1(d) represents Tenant's Proportionate Share of the estimated operating expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option. Landlord may credit Tenant's account for any overpayment. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

     (B) TAXES AND OTHER IMPOSITIONS. Tenant shall pay prior to delinquency all levies, taxes (including sales taxes and gross receipt taxes), assessments, liens, license and permit fees, which are applicable to the Term, and which are imposed by any authority or under any law. ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing (the "IMPOSITIONS") upon or with respect to the Premises, or any improvements thereto, or directly upon this lease or the Rent (defined in Section 7(f)) or amounts payable by any subtenants or other occupants of the premises or against Landlord because of Landlord's estate or interest herein. Additionally, Tenant shall pay as aforesaid its Proportionate Share of any Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon all or pan of the Property or upon the leases or rents relating to the Property.

          (I) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition.

          (II) If it shall not be lawful for Tenant to reimburse Landlord for any of the Impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such Imposition allocable to Tenant, unless prohibited by law.

     (C) INSURANCE.

          (I) PROPERTY. Landlord shall keep in effect, and Tenant shall pay to Landlord its Proportionate Share of the cost of insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire. extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in. and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

          (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $3,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the


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Commencement Date, and subsequently renewals of. a certificate of insurance evidencing such coverage and the waiver of subrogation described below

          (III) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other parry If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if. before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy

          (IV) INCREASE OF PREMIUMS. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased. Tenant shall pay the amount of such increase as additional rent promptly upon being billed

     (D) REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT Except as specifically otherwise provided in this Section (d). Tenant at its sole expense shall maintain the Premises in good order and condition, promptly make all repairs necessary to maintain such condition, and repair any damage to the Premises caused by Tenant or its Agents. All repairs made by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises When used in this Section (d). the term "repairs" shall include replacements and renewals when necessary

          (I) Landlord, at its sole expense, shall make all necessary repairs to the footings, foundations, structural steel columns and girders forming a part of the Premises, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair.

          (II) Landlord, at Tenant's sole expense, shall maintain and repair the HVAC systems appurtenant to the Premises

          (III) Landlord shall make all necessary repairs to the roof, exterior portions of the Premises and the Building, utility and communications lines, equipment and facilities in the Building, which serve more than one tenant, and to the Common Areas, the cost of which shall be an operating expense of which Tenant shall pay its Proportionate Share, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition Landlord reserves the right to make alterations to the Common Areas from time to time. Operating expenses also shall include (A) all sums expended by Landlord for the supervision, maintenance, repair, replacement and operation of the Common Areas (including the costs of utility services). (B) any costs of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses and (C) a management and administrative fee applicable to the overall operation of the Property

          (IV) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenants use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents

     (E) UTILITY CHARGES. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to or consumed in or on the Premises Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease

     (F) NET LEASE Except for the obligations of Landlord expressly set forth herein, this lease is a "triple net lease" and Landlord shall receive the Minimum Annual Rent as net income from the Premises, not diminished by any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant The term "RENT" as used in this lease means the Minimum Annual Rent. Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided this lease, and interest shall accrue on all sums due but unpaid

8. SIGNS. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall


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be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal

9.   ALTERATIONS AND FIXTURES.

     (A) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and in the event of such removal. Tenant shall repair any damage caused by such installation or removal: if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

     (B) Except, for non-structural changes which do not exceed $5000 in the aggregate. Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10. MECHANICS' LIENS Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord. Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenants account and at Tenant's risk and expense Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of. interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien

11. LANDLORD'S RIGHT OF ENTRY. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned

12. DAMAGE BY FIRE OR OTHER CASUALTY.

     (A) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete. In such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice Further, if a casualty occurs during the last 12 months of the Term or any extension thereof Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty


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     (B) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13. CONDEMNATION.

     (A) TERMINATION. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use. (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

     (B) PARTIAL TAKING. If there is a condemnation and this lease has not been terminated pursuant to this Section. (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

     (C) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below. Tenant hereby assigns all claims against the condemnor to Landlord.

     (D) TEMPORARY TAKING. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and as to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. INDEMNIFICATION OF LANDLORD. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of The occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel treasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4{c) and 7(d)(iv)

17. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this lease shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease


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18. ASSIGNMENT AND SUBLETTING.

     (A) LIMITATION. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23 A consent to one transfer shall not be deemed to be a consent to any subsequent transfer "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in ail or a portion of the Premises.

     (B) OFFER TO LANDLORD. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

     (C) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent.

          (I) As of the date of any transfer. Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

          (II) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer

          (III) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease,
(B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

          (IV) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19. SUBORDINATION; MORTGAGEE'S RIGHTS.

     (A) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request. Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

     (B) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

     (C) Notwithstanding the provisions of Sections 12 and 13 above. Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20. RECORDING; TENANT'S CERTIFICATE. Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent Within 10 days after Landlord's written request from time to time:

     (A) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "D" or with such modifications as may be necessary to reflect accurately the stated fact and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

     (B) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21. SURRENDER; ABANDONED PROPERTY.

     (A) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease. Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

     (B) Upon of prior to the expiration or termination of this lease. Tenant shall remove any personal property from the Property Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

     (C) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23. DEFAULTS - REMEDIES.

     (A) DEFAULTS. It shall be an event of default;

          (I) If Tenant does not pay in full when due any and all Rent;

          (II) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

          (III) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business, or

          (IV) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenants assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

     (B)REMEDIES. Then, and in any such event. Landlord shall have the following rights:

          (I) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

          (II) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may.

at Landlord's option. make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for tenant's account Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

          (III) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

          (IV) To terminate this lease and the Term without any right on the pan of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

     (C) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

          (I) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in
Section 22 or in the event of any default enumerated in subsections (a)(iii) and
(iv) of this Section.

          (II) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

          (III) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

          (IV) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

     (D) NON-WAIVER, NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law. but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due. or Landlord's right to pursue any other available remedy.

     (E) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing parry shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24. REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:

     (A) The word "TENANT" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein However, no such rights, privileges or powers shall inure 10 the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

     (B) If Tenant is a corporation. partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be. necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms Tenant shall provide.

Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "LANDLORD" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely 10 Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise. Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26. INTERPRETATION; DEFINITIONS.

     (A) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit describe or amplify the terms and provisions of this lease or the scope or intent thereof.

     (B) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "INCLUDING" followed by any specific itam(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

     (C) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

     (D) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

     (E) SEVERABILITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible. In such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

     (F) "MORTGAGE" AND "MORTGAGEE." The word "MORTGAGE" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate The word "MORTGAGEE" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

     (G) "PERSON." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business-association or entity.

     (H) PROPORTIONATE SHARE. At any time or times, upon request of Landlord or of any tenant of the Building, the method for allocating Tenant's Proportionate Share of any Impositions, cost, charge, rent, expense or payment then or thereafter payable shall be redetermined by an independent qualified expert The cost of such redetermination shall be borne by the tenants of the Building in the same proportion as that determination by such expert for reallocation of said relevant sum; except that if such redetermination is requested by a tenant, the cost thereof shall be borne entirely by such tenant if the proportionate share of said relevant sum allocable to such tenant as the result of such redetermination shall not vary by at least 5% from the amount which would have been allocable to such tenant in accordance with the percentage based on square foot area.

27. NOTICES. Any notice or other communication under this lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28. SECURITY DEPOSIT. At the time of signing this lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor. Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all of the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound. Landlord and Tenant have executed this lease.

Date signed: 2/9/04                     LANDLORD:

Witness:                                LIBERTY PROPERTY LIMITED PARTNERSHIP


/s/ Anne K. Teal                        By: Liberty Property Trust,
-------------------------------------       Sole General Partner
Name (printed): Anne K. Teal


/s/ Stephanie Garcia                    By: /s/ Robert Goldschmidt
-------------------------------------       ------------------------------------
Name (printed): Stephanie Garcia            Robert Goldschmidt
                                            Senior Vice President

Date signed:                            TENANT:
            -------------------------

Attest/Witness:                         NATIONSHEALTH SUPPLY, L.L.C.


/s/ Tim Fairbanks                       By: /s/ Robert Gregg
-------------------------------------       ------------------------------------
Name (printed): Tim Fairbanks           Name: Robert Gregg
                                        Title: President


/s/ Cheryl Balaban
-------------------------------------
Name (printed): Cheryl Balahan

                                                                (Corporate Seal)

                                      RIDER

(In the event of any conflict between the provisions of this Rider and the Lease Agreement to which it is attached, the provisions of this Rider will govern, control and prevail. All capitalized terms used but not defined in this Rider shall have the meanings given to them in the Lease Agreement.)

29. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

30. Completion by Tenant.

     (a) At Tenant's option, the Premises shall be completed by Tenant and its contractor(s), at Tenant's sole expense, in accordance with the plans attached hereto as Exhibit "E" (the "Plans") and the specifications attached hereto as Exhibit "F" (the "Specifications"), In addition to the improvements shown on the Plans and Specifications, Tenant may, at its sole cost and expense, make the following improvements to the exterior of or outside the Premises (the "Additional Improvements"): (i) remove two (2) 36" wide door units to the Premises and replace same with two (2) 72" wide door units to the Premises (provided, however, upon the expiration or earlier termination of this lease, Tenant shall restore the 36" wide door units and repair any damage caused by such installation and removal); (ii) widen existing ramps to conform to new door widths; (iii) remove several short bushes impeding access to the new doors; and
(iv) move one (1) handicapped parking space approximately 20 feet north. Landlord hereby consents to the alterations Tenant intends to make to the Premises in accordance with the Plans and Specifications and the Additional Improvements, provided that Tenant complies with Sections 9 and 10 of this lease and the following conditions:

          (i) At least ten (10) days prior to commencement of construction, Tenant shall deliver to Landlord a certificate of insurance for each of Tenant's contractors evidencing adequate insurance coverage naming Landlord and Landlord's agent as additional insureds.

          (ii) In addition to the right of Landlord and its Agents to inspect the Premises set forth in Section 11 of this lease, Landlord and its Agents shall have the right to conduct a walk-through inspection of the Premises as completed by Tenant.

          (iii) The warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and Tenant shall deliver such warranties to Landlord upon receipt.

          (iv) All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws and Requirements. Tenant shall deliver to Landlord copies of all certificates of occupancy, permits and licenses required to be issued by any authority in connection with Tenant's construction.

     (b) Landlord agrees that Tenant shall be entitled to a tenant improvement allowance (the "Allowance") in the amount of $173,619 which may be used by Tenant in connection with the initial buildout of the Premises by Tenant as set forth in subsection (a) above and any further alterations made by Tenant during the Term of the lease pursuant to Section 9 of the lease, including without limitation, improvements to the Premises, computer/telephone infrastructure, work station installation and the installation of any wiring, cabling, signage and/or security systems (the "Tenant Improvements"). Provided Tenant is not then in default under the lease, within 60 days after (i) Landlord's receipt of invoice therefor and evidence of Tenant's payment thereof, and (ii) inspection of the premises by Landlord to confirm the completion of the work covered by such invoice, Landlord shall pay Tenant the amount of such invoice, the total of all advances by Landlord hereunder not to exceed $173,619. With respect to requests by Tenant for advances of the Allowance in excess of $86,809.50 in the aggregate on account of payment for Tenant Improvements, Tenant shall also be required, as a condition precedent to Landlord's obligation to make any such advance, to deliver to Landlord a letter of credit as required in Section 51 (or endorsement thereto) increasing Tenant's Security Deposit hereunder by the amount of such advance,

     (c) In the event the Allowance is not fully advanced by Landlord and provided Tenant is not then in default hereunder, the unadvanced balance of the Allowance as of November 1, 2004, but not more than $86,809.50 (the "Maximum Rent Credit"), shall, at Tenant's option, upon prior written notice to Landlord given on or before October 1, 2004, be credited against Minimum Annual Rent first coming due under the Lease. It is expressly agreed and understood that the Allowance will not be credited against Annual Operating Expenses.

     (d) In the event the Allowance is not fully advanced by Landlord as of the date which is six (6) months prior to the Expiration Date and provided Tenant is not then in default hereunder, the remaining balance of the Maximum Rent Credit not advanced pursuant to subsection (c) above, if any (but not in excess of the unadvanced balance of the Allowance), shall be credited against Minimum Annual Rent next coming due under the Lease. It is expressly agreed that the Allowance will not be credited against Annual Operating Expenses.

     (e) At Tenant's option, Landlord will apply the Allowance to improvements performed by Tenant to space leased by Tenant from Landlord at 13650 N.W. 8th Street, Sunrise, Florida; however, any credit against Minimum Annual Rent to which Tenant may be entitled hereunder shall only be made against Minimum Annual Rent due and payable under this lease.

31. Early Occupancy. Tenant and its authorized agents, employees and contractors shall at all reasonable times on or after the date of execution of this lease and prior to the Commencement Date have the right, at Tenant's own risk, expense and responsibility, to occupy the Premises. If Tenant occupies the Premises prior to the Commencement Date, Tenant shall abide by the terms and conditions of this lease including payment of all utilities which are separately metered to the Premises, Premises Direct Operating Expenses and any other sums payable by Tenant to Landlord pursuant to this lease, as if the term of this lease had already commenced, except that

Tenant shall have no obligation to pay the Minimum Annual Rent or Annual Operating Expenses or any portion thereof until the Commencement Date.

LANDLORD'S APPROVAL:


/s/ RG
----------------------------------------
SENIOR VICE PRESIDENT

32. Option to Extend Term. Provided that Landlord has not given Tenant notice of default more than two (2) times in the immediately preceding twelve (12) months, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant or a person or entity to whom Tenant has the right to assign this lease or sublet the Premises without Landlord's prior written consent pursuant to Section 18(a) of this lease are the sole occupants of the Premises, Tenant shall have the right and option to extend the Term for two (2) additional periods of thirty-six (36) months each, exercisable by giving Landlord prior written notice, at least nine (9) months in advance of the Expiration Date or the first extended Expiration Date, as the case may be, of Tenant's election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and to any person or entity to whom Tenant has the right to assign this lease or sublet the Premises without Landlord's prior written consent pursuant to Section 18(a) of this lease and is non-transferable to any other assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party. Such extension shall be under the same terms and conditions as provided in this lease except as follows:

     (a) the first additional period shall begin on the initial Expiration Date and thereafter the Expiration Date shall be deemed to be the date which is thirty-six (36) months after the initial Expiration Date;

     (b) the second additional period shall begin on the first extended Expiration Date and thereafter the Expiration Date shall be deemed to be the date which is seventy-two (72) months after the initial Expiration Date;

     (c) there shall be no further options to extend;

     (d) The minimum annual rent for the first year of each additional term shall be equal to the greater of (i) the minimum annual rent then being paid by Tenant hereunder, or (ii) 95% of the fair market rental value of the Premises, determined pursuant to subsection (e) hereof. The minimum annual rent for each subsequent year of each additional term shall increase by $0.50 per rentable square foot over the minimum annual rent payable in the immediately preceding year. For purposes hereof, "fair market rental value of the Premises" shall be the then prevailing fair market rental value for tenants leasing space of comparable size in comparable buildings in the Sunrise, Florida area for the same period of time (taking into account such leasing and economic terms as are then obtained in the market).

     (e) For purposes of this Section 32, if Landlord and Tenant cannot agree as to the fair market rental value within thirty (30) days after receipt of Tenant's notice to Landlord under subsection 32(a), the fair market rental value shall be determined by appraisal. Within ten (10) days after the expiration of such thirty (30) day period, Landlord and Tenant shall give written notice to the other setting forth the name and address of an appraiser designated by the party giving notice. All appraisers selected shall be members of the American Institution of Real Estate Appraisers and shall have had at least ten (10) years continuous experience in the business of appraising office buildings in the greater Sunrise, Florida area. If either party shall fail to give notice of such designation within the time period provided, then the party who has designated its appraiser (the "Designating Party") shall notify the other party (the "Non-Designating Party") in writing that the Non-Designating Party has an additional ten (10) days to give notice of its designation, otherwise the appraiser, if any, designated by the Designating Party shall conclusively determine the fair market rental value. If two appraisers have been designated, such appraisers shall attempt to agree upon the fair market rental value. If the two appraisers do not agree on the fair market rental value within twenty (20) days of their designation, the two appraisers shall designate a third appraiser. If the two appraisers shall fail to agree upon the identity of a third appraiser within five (5) business days following the end of such twenty (20) day period, then either Landlord or Tenant may apply to the American Arbitration Association, or any successor thereto having jurisdiction, for the settlement of the dispute as to the designation of the third appraiser and the American Arbitration Association shall designate a third appraiser in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The three appraisers shall conduct such hearings as they may deem appropriate, shall make their determination of fair market rental value in writing and shall give notice to Landlord and Tenant of such determination within twenty (20) days after the appointment of the third appraiser. If the three appraisers cannot agree upon the fair market rental value, each appraiser shall submit in writing to Landlord and Tenant the fair market rental value as determined by such appraiser. The fair market rental value for the purposes of this paragraph shall be equal to the arithmetic average of the two closest fair market rental values submitted by the appraisers. Each party shall pay its own fees and expenses in connection with any appraiser selected by such party under this paragraph, and the parties shall share equally all other expenses and fees of the arbitration, including the fees and expenses charged by the third appraiser. The fair market rental value as determined in accordance with the provisions of this Section shall be final and binding upon Landlord and Tenant.

33. Waiver of Jury Trial. Landlord and Tenant by this subparagraph waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this lease against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

34. Brokers: Recognition and Indemnity.

     (a) Tenant and Landlord represent and warrant to each other that U.S. Realty Advisors, Inc. is the only broker or finder that either has had any dealings, negotiations or consultations with relating to the Premises or this transaction and that no other broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations relating to the Premises or this lease. Such named broker is entitled to a commission from Landlord pursuant to a separate agreement between Landlord and such broker.

     (b) Tenant agrees to be responsible for, indemnify, defend and hold harmless Landlord from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord arising from any breach by Tenant of Tenant's foregoing representation and warranty. Landlord agrees to be responsible for, indemnify, defend and hold harmless Tenant from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Tenant arising from any breach by Landlord of Landlord's foregoing representation and warranty.

35. Consents. Whenever the consent of a party hereto is required hereunder, such consent shall not be unreasonably withheld, conditioned or delayed.

36. Parking. The parking lots appurtenant to the Property contain 4.5 parking spaces per 1000 rentable square feet in the Building. So long as Tenant's leases in the Building and the Adjacent Building remain in full force and effect, Tenant and its Agents shall have the right to the exclusive use, without charge, of those parking spaces shown as "Tenant's Exclusive Parking" on Exhibit "A" attached hereto. At Tenant's option, Landlord shall designate some or all of such exclusive parking spaces as reserved spaces by appropriate signs or painting, but shall have no duty to enforce such exclusive or reserved parking. To the extent additional spaces in the parking lots are available, Tenant and its Agents shall have the right to use same, without charge on a non-exclusive basis, provided that such use does not deprive other tenants in the Building from using their respective Proportionate Shares of the spaces in the parking areas in violation of their respective leases.

37. Additional Contiguous Space. If and when any other space in the Building or in the adjacent building at 13650 N.W. 8th Street (the "Adjacent Building") (individually, the "Additional Space") first becomes available for rental during the term of this lease and provided that Landlord has not given Tenant notice of default more than two (2) times during the immediately preceding twelve (12) months, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right of first offer to lease all of each Additional Space, subject to the following:

     (a) Landlord shall notify Tenant when each Additional Space first becomes available for rental by any party, other than the tenant then in occupancy of such Additional Space and Tenant shall have five (5) business days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Additional

Space and to have its offer considered by Landlord prior to the leasing by Landlord of such Additional Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have ten (10) business days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of such Additional Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for such Additional Space.

     (b) If Tenant does not notify Landlord within such five (5) business days of its interest in leasing such Additional Space or if Tenant does not execute such amendment or lease within such ten (10) business days, if applicable, then this right of first offer to lease such Additional Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or part of such Additional Space to any other party at any time on any terms and conditions acceptable to Landlord.

     (c) This right of first offer to lease each Additional Space is a one-time right if and when each Additional Space first becomes available, is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party, and with respect to the Adjacent Building, is only effective so long as both the Building and the Adjacent Building are owned by the same party.

LANDLORD'S APPROVAL:


/s/ Illegible
-------------------------------------
SENIOR VICE PRESIDENT

38. Subordination of Landlord's Lien. Landlord does hereby subordinate any and all lien rights which Landlord may now have or hereinafter acquire (whether provided under this Lease, applicable statutes, common law, or otherwise) in all furniture, fixtures, equipment, chattels, inventory, and other tangible personal property of Tenant which may be located in the Premises (including, without limitation, all accounts receivable of Tenant), to all lien rights and security interests which may be held by (a) any seller, lessor, or lending institution which (i) provides financing to Tenant secured by any of such items, or (ii) provides such items or the funds to purchase or lease the same, or (b) Tenant's general business creditors (if granted in the normal course of business). Subject to the foregoing, upon Tenant's request, Landlord shall confirm the subordination of Landlord's lien rights in relation to said items by executing commercially reasonable documentation reasonably requested by the holders of such lien rights or security interests, Tenant to reimburse Landlord for the reasonable out-of-pocket costs (including attorney's fees) incurred by Landlord in connection with the review and negotiation of such documentation.

39. Additional Provisions Relating to Premises. Section 2 is hereby deleted in its entirety and replaced with the following:

     "Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located the "PROPERTY"), together with the nonexclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants including any lobbies, hallways, driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS ")."

40. Additional Provisions Relating to Use; Compliance. Section 4(b) of the lease is amended on the sixth (6th) and tenth (10th) lines, by deleting "use, occupancy or" and substituting therefor "particular use or occupancy or Tenant's".

41. Additional Provisions Relating to Minimum Annual Rent. Section 6 of the lease is amended on the fourth (4th) line, by deleting "provided that rent for the first full month shall be paid at the signing of this lease".

42. Additional Provisions Relating to Operation of Property; Payment of
Expenses.

     (a) Section 7 (a) of the lease is amended as follows:

          (i) on the fourth (4th) line, by deleting "provided that the monthly installment for the first full month shall be paid at the signing of this lease".

          (ii) on the fifth (5th) line, by changing "(f)" to "(g)".

          (iii) by adding at the end thereof:

               "Operating Expenses for calendar year 2004 on an annualized basis shall not exceed $5.67 per rentable square foot of the Premises. Commencing with calendar year 2005, annual increases in 'controllable operating expenses' on an annualized basis shall not exceed 6% more than such 'controllable operating expenses' for the prior calendar year on an annualized basis. For purposes hereof, 'controllable operating expenses' means all operating expenses of the Property except for Impositions, insurance, and utilities. In the event an increase in controllable operating expenses on an annualized basis in any year is more than 6%, the excess may be billed to Tenant in any future year in which the increase in controllable operating expenses on an annualized basis is less than 6% as long as in any year controllable operating expenses are not in excess of 6% more than controllable operating expenses in the immediately preceding year on an annualized basis.

               Notwithstanding anything to the contrary contained in the lease, 'Operating Expenses' shall not include:

               (A) any ground lease rental;

               (B) Costs of capital improvements and equipment, except for costs (including financing charges) amortized over an assumed useful life of 10 years of (1) building improvements required by any governmental authority or (2) improvements made for the purpose of reducing operating expenses, the amount of costs in (2) not to exceed the reduction of operating expenses reasonably anticipated to result therefrom;

               (C) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in Subsection (B), above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

               (D) Costs incurred by Landlord for the repair of damage to the Property, to the extent that Landlord is reimbursed by insurance proceeds;

               (E) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or other occupants in the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Property;

               (F) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third parry where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

               (G) Marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses (including any concessions) incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Property;

               (H) Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as permitted in (B) and (C) above;

               (I) Costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, except as permitted in (B) and (C) above;

               (J) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly (either by Landlord or such, utility or service provider) but which are provided to another tenant or occupant of the Property the cost of which is included as Operating Expenses;

               (K) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Property;

               (L) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Property to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

               (M) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Property or the site;

               (N) Landlord's general corporate overhead and general and administrative expenses, except for Landlord's property management fee and the "Tenant Services" component of operating expenses;

               (O) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

               (P) Advertising and promotional expenditures, and costs of signs in or on the Property identifying the owner of the Property or other tenants' signs;

               (Q) Electric power costs for which any tenant directly contracts with the local public service company;

               (R) Costs incurred in connection with upgrading the Premises, the Building or the Property to comply with handicap, life, fire and safety codes or any other governmental law, code, ordinance or regulation in effect prior to the Commencement Date;

               (S) All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid;

               (T) Any management or administrative fee which, in the aggregate, exceeds six percent (6%) of the Rent collected from the Property;

               (U) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of the Property, including costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Property, costs of any disputes between Landlord and its employees, disputes of Landlord with building management, or outside fees paid in connection with disputes with other tenants.

               (V) Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of hazardous materials or substances in or about the Property including, without limitation, hazardous substances in the ground water or soil;

               (W) Costs arising from Landlord's or other tenant's negligence or intentional acts;

               (X) Costs arising from Landlord's charitable or political contributions;

               (Y) Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof; and

               (Z) Costs of sculpture, paintings or other subjects of art."

     (b) Section 7(b) of the lease is amended by adding at the end thereof:

          "Landlord shall endeavor to pay real estate taxes at the highest discount rate available under applicable law for early payment,"

     (c) Section 7(b)(i) of the lease is amended on the first (1st) line after "profits", by adding ", estate, inheritance, succession, capital levy, corporate franchise, real estate transfer".

     (d) A new subsection (iii) is added to Section 7(b)(i) as follows:

          "(iii) Any refunds, rebates or abatements of Impositions received by Landlord with respect to Impositions by Tenant shall be credited against Tenant's Annual Operating Expenses in the year received."

     (e) Section 7(d)(i) of the lease is amended by adding at the end thereof:

          "Landlord shall, as part of Operating Expenses, furnish the Premises with the following services in a manner comparable with the manner such services are furnished in other similar buildings in the Sunrise, Florida area:"

          (A) electricity for lighting and the operation of normal office machines 24 hours per day, 365 (or 366, if applicable) days per year, except during service interruptions or necessary repairs;

          (B) window washing with reasonable frequency;

          (C) water to the Premises for lavatory, lavatory wash basin and cleaning purposes and waste water and sewer services 24 hours per day, 365 (or 366, if applicable) days per year, except during service interruptions or necessary repairs;

          (D) electrical lighting services for the Common Areas 24 hours per day, 365 (or 366, if applicable) days per year, except during service interruptions or necessary repairs; and

          (E) access to the Premises 24 hours per day, 365 (or 366, if applicable) days per year, except during necessary repairs or emergencies."

     (f) Add a new Section (g) as follows:

          "(g) Landlord shall make all necessary repairs to the Premises, including, without limitation, maintenance, repair and replacement of the HVAC systems appurtenant to the Premises, and shall provide Tenant with trash removal and janitorial services pursuant to a cleaning schedule attached hereto as Exhibit "G"; provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. The services to be provided by Landlord pursuant to this Section 7(g) (the 'Premises Direct Services') include (1) janitorial services per Exhibit 'G', emergency day-time clean-up needs, janitorial supplies, semi-annual interior window cleaning, exterminating, trash removal and recycling, (2) Premises maintenance and repair, including supplies and parts (e.g., lighting, ceiling tiles, plumbing, mechanical, etc.), 24-hour on-call maintenance technicians and property management, and (3) HVAC maintenance, repair and replacement, including semi-annual indoor air quality testing, preventive maintenance and on-call repairs and maintenance, including parts and labor. The costs for Premises Direct Services (the 'Premises Direct Operating Expenses') shall be provided at the sole expense of Tenant. Tenant shall pay to Landlord the Premises Direct Operating Expenses in equal monthly installments in the amount set forth in Section l(d)(iii) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff. Landlord shall apply such payments to the Premises Direct Operating Expenses owed to Landlord by Tenant pursuant to this Section 7(g). The amount of the Premises Direct Operating Expenses set forth in Subsection l(d)(iii) represents the estimated Premises Direct Operating Expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated Premises Direct Operating Expenses increase. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such Premises Direct Operating Expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant's obligation to pay the Premises Direct Operating Expenses pursuant to this
Section 7(g) shall survive the expiration or termination of this lease.

               Premises Direct Operating Expenses for calendar year 2004 on an annualized basis shall not exceed $0.91 per rentable square foot of the Premises. Commencing with calendar year 2005, annual increases in Premises Direct Operating Expenses on an annualized basis shall not exceed 6% more than such Premises Direct Operating Expenses for the prior calendar year on an annualized basis. In the event an increase in Premises Direct Operating Expenses on an annualized basis in any year is more than 6%, the excess may be billed to Tenant


                                      R-ll
in any future year in which the increase in Premises Direct Operating Expenses on an annualized basis is less than 6% as long as in any year Premises Direct Operating Expenses are not in excess of 6% more than the Premises Direct Operating Expenses in the immediately preceding year on an annualized basis."

               Notwithstanding anything to the contrary herein contained, Tenant shall have the right, at any time during the Term, upon thirty (30) days prior written notice to Landlord, to provide its own janitorial services with respect to the Premises. In such event janitorial services shall no longer be included in Premises Direct Services and appropriate adjustments shall be made to Premises Direct Operating Expenses for the current calendar year and, for purposes only of determining the maximum increase in Premises Direct Operating Expenses for the current calendar year, appropriate adjustments shall be made to Premises Direct Operating Expenses for the prior calendar year to reflect janitorial expenses for the same length of time Landlord provided same in the current calendar year.

43. Additional Provisions Relating to Signs. Section 8 of the lease is amended as follows:

     (a) on the second (2nd) line after "Landlord", by adding ", such consent not to be inreasonably withheld".

     (b) by adding at the end thereof:

          "Subject to Landlord obtaining all necessary governmental approvals therefor, Landlord shall rename the property consisting of the Building and the Adjacent Building as the 'NationsHealth Center'.

          Subject to Tenant obtaining Landlord's consent and all necessary governmental and owner association approvals therefor, Tenant at its sole expense shall be permitted to install and maintain identification signs in existing colors specifying Tenant's name and logo (i) on each of the three (3) sides of the exterior of the Building abutting the Premises, (ii) on the wall space immediately adjacent to its main entrance doors to the Premises, and (iii) on an additional monument sign at the entrance to the Property. Landlord shall cooperate with Tenant, at no expense to Landlord, in seeking and obtaining required approvals. Landlord agrees that, other than Tenant's signs, no other exterior signage shall be permitted to be installed on the Building except for Building standard tenant identification signage.

          Landlord further agrees that, so long as no space in the Building or the Adjacent Building is available for lease, it will not maintain a leasing sign on the Property."

44. Additional Provisions Relating to Mechanics' Liens. Section 10 is deleted in its entirety and replaced with the following:

          "10. Mechanics' Liens. The property shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed with respect the Property by or on behalf of the Tenant. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take steps permitted by law in order to avoid the imposition of any mechanic" lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other then by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien."

45. Additional Provisions Relating to Indemnification. Section 15 of the lease is amended as follows:

     (a) on the first (1st) line, by deleting "of Landlord" in the caption and adding "(a)" before "Subject".

     (b) by adding at the end thereof:

          "(b) Subject to Sections 7(c)(iii) and 16, Landlord will protect, indemnify and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Property (other than the Premises) occasioned wholly or in part by the negligence of Landlord or its Agents, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this Section shall survive the expiration or termination of this lease."

46. Additional Provisions Relating to Assignment and Subletting,

     (a) Section 18(a) of the lease is amended as follows:

          (i) on the seventh (7th) and eighth (8th) lines, by deleting "ownership or" and substituting therefor "majority".

          (ii) by adding at the end thereof:

               "However, Landlord hereby acknowledges and consents to Tenant's right, without further approval from Landlord, but subject to Tenant's obligation to deliver to Landlord the instrument described in Section (c)(iii) below, to assign this lease or sublet the Premises, in whole or in part, to any
(i) parent or wholly owned subsidiary of Tenant or parent, (ii) entity (including any operations subdivision of Tenant or parent) in which Tenant or parent has a fifty percent (50%) or more ownership interest, (iii) entity spun-out or separated from or formed by Tenant or parent, by a distribution to Tenant's or parent's shareholders, sale of assets or stock, consolidation, reorganization or merger, or (iv) successor to Tenant by way of merger, consolidation or sale of all or substantially all of Tenant's assets, provided, however, that Tenant has not received notice of default of any terms contained in this lease which has not been cured at the time of such assignment or sublease. In the event of any assignment or sublease Tenant shall remain liable to Landlord for the payment of all Rent herein and for the performance of all covenants and conditions of this lease applicable to Tenant."

     (b) Section 18(b) of the lease is amended by adding at the end thereof:

          "It is understood and agreed that the provisions of this Section shall not apply to any transfer as to which Landlord's consent is not required pursuant to Section 18(a)."

47. Additional Provisions Relating to Subordination: Mortgagee's Rights. Section 19(a) of the lease is amended by adding at the end thereof:

          "Landlord represents and warrants to Tenant that there is no mortgage currently recorded against the Property. Landlord agrees that, upon request of Tenant, Landlord shall request and use commercially reasonable efforts to obtain a non-disturbance agreement from the holder of any mortgage recorded against the Property after the date of this lease."

48. Additional Provisions Relating to Recording; Tenant's Certificate,

     (a) Section 20(a) of the lease is amended as follows:

          (i) by deleting the first (1st) sentence and substituting therefor:

               "Upon the execution of this lease, Landlord and Tenant shall execute and record a memorandum of lease in the public records of Broward County, Florida in the form attached hereto as Exhibit 'H'"

          (ii) by adding at the end thereof:

               "Landlord agrees, from time to time during the Term, upon request of Tenant, to deliver a written statement from Landlord containing substantially the information set forth above in this Section 20(a)."

     (b) Section 20(b) of the lease is amended by adding at the end thereof"..., to the extent such information is publicly available or to the extent it represents updates of financial information given to Landlord prior to the execution of this lease".

49. Additional Provisions Relating to Surrender: Abandoned Property. Section 21(c) of the lease is amended on the third (3rd) line after "during", by adding "the first two (2) months of such continued occupancy shall be 150% of the amount applicable to the last month of the Term and thereafter during".

50. Additional Provisions Relating to Default - Remedies.

     (a) Section 23(a)(iii) of the lease is amended by adding at the end thereof:

          "Notwithstanding the foregoing, Tenant shall have the right to vacate the Premises or remove Tenant's goods or property therefrom so long as it has first paid to Landlord in full all Rent and other charges that may have become due to the date of such removal or vacation; provided, however, Tenant shall, after vacating the Premises, remain responsible for timely performance of all of its obligations under this Lease, including without limitation, those with respect to payment of Rent and those with respect to the maintenance and repair of the Premises."

     (b) Section 23(a)(iv) of the lease is amended on the last line, by changing "60 days" to "90 days".

     (c) Section 23(b)(i) of the lease is amended on the second (2nd) line after "5", by adding "business".

     (d) Section 23((c) of the lease is amended on the second (2nd) line after "10 days", by adding "(for a default consisting of the failure to pay money) or 30 days (for a default consisting of something other than the failure to pay money)".

     (e) Section 23(c)(ii) of the lease is amended after "notice", by adding "of monetary default".

     (f) Section 23(c)(iii) of the lease is amended by changing "10 days" to "30 days" in the two places in which it appears.

     (g) Section 23(d) of the lease is amended as follows:

          (i) by deleting the first (1st) sentence and substituting therefor:

               "No waiver by either party of any breach by the other shall be a waiver of any subsequent breach, nor shall any forbearance by either party to seek a remedy for any breach by the other be a waiver by the other of any rights or remedies with respect to such or any subsequent breach."

          (ii) by adding at the end thereof:

               "Landlord shall use commercially reasonable efforts to relet the Premises and to mitigate its damages hereunder, but shall not be required to prefer the Premises over other space available for lease in the Building or in other buildings owned by Landlord in the geographic area in which the Building is located."

     (h) A new Section 23(f) is added to the lease as follows:

          "If Landlord shall default in the performance of any agreement or condition of this lease, and such default shall continue for 30 days after Landlord's receipt of notice from Tenant specifying Landlord's default (except that if such default cannot reasonably be cured within such 30 day period, this period shall be extended for such additional time as is reasonably necessary to cure such default, provided that Landlord commences to cure such default within the 30 day period and proceeds diligently thereafter to effect such cure), Tenant may, without prejudice to any of its other rights under this lease, cure such default for the account of Landlord and any reasonable amount paid by Tenant in so doing shall be reimbursed by Landlord to Tenant within 30 days of its receipt of an invoice therefor."

51. Additional Provisions Relating to Security Deposit. Section 28 of the lease is amended as follows:

     (a) In the fourth (4th) sentence after "Security Deposit", by add ", as applicable,"

     (b) by adding at the end thereof:

          "Landlord agrees that Landlord will not use any portion of the Security Deposit unless and until Tenant has committed a default under this lease which has continued beyond applicable notice and/or cure periods contained in this lease. As a condition precedent to the first advance of the Allowance, Tenant shall deliver to Landlord as an additional Security Deposit an irrevocable letter of credit meeting the requirements of this Section in the amount of such advance. As a condition precedent to each subsequent advance of the Allowance (other than by way of credit as set forth in Section 30(c)), Tenant shall deliver to Landlord an endorsement to the letter of credit increasing the letter of credit by the amount of each subsequent advance of the Allowance.

          Letter of Credit Requirements:

          (a) The letter of credit shall be substantially in the form attached hereto as Exhibit "I" hereto or such other form as may be satisfactory to Landlord and shall be issued by a commercial bank reasonably acceptable to Landlord. The issuing bank must regularly maintain business offices in the south Florida area and such letter of credit must be presentable and payable at the counters of such bank in such location. The letter of credit shall be irrevocable and shall impose no condition upon the beneficiary's right to draw funds under it, other than a written statement by the beneficiary that Tenant has committed a default of one or more of its obligations under the lease. The beneficiary of the letter of credit shall be Landlord, and such letter of credit shall be transferable by Landlord to any entity succeeding to Landlord's interest in the Property, without cost to Landlord or its successors in ownership. Partial draws shall be permitted under the letter of credit. Landlord agrees that no funds will be drawn under- the letter of credit unless and until Tenant has committed a default under this lease which has continued beyond applicable notice and/or cure periods contained in this lease.

          (b) The letter of credit shall have an expiration date not earlier than two (2) months after the Expiration Date, as such may be extended (the "Expiry Date"), or, if the expiration thereof is earlier than the Expiry Date, such letter of credit shall be extended, renewed, or replaced at least sixty
(60) days prior to its expiration so that it continuously remains in effect through the Expiry Date. Notwithstanding any provision above to the contrary, failure of Tenant to renew or replace the letter of credit in accordance with the foregoing requirements shall be deemed a default by Tenant under the terms of this lease which shall not require the giving of notice or the allowance of any grace period, and shall entitle Landlord to immediately draw funds under the letter of credit (an "Early Draw"), in addition to any other remedies provided for in this lease or under applicable law. In the event of an Early Draw, Landlord shall hold and apply the funds so drawn as if cash in such amount had been posted by Tenant as the Security Deposit."

52. Additional Provisions Relating to Building Rules (Exhibit "C"). The Building Rules (Exhibit "C") are amended by adding a new paragraph 20 thereto as follows:

     "20. Nothing contained in these Building Rules shall unreasonably interfere with Tenant's rights under the lease. In the event of any conflict between the provisions of the lease and the provisions of these Building Rules, the provisions of the lease shall govern."

53. Emergency Generator. Tenant shall have the right to install, maintain and repair an emergency generator (the "Generator") on the Property at the location shown on Exhibit "J" attached hereto, under and subject to the following conditions:

     (a) Tenant shall comply with all Laws and Requirements and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any Laws or Requirements or recorded covenants or restrictions applicable to the Property and copies of all permits and approvals therefor.

     (b) Tenant shall obtain Landlord's prior approval of the specifications for the Generator, such approval not to be unreasonably withheld. Tenant shall enclose and screen the Generator and concrete pad on which it will be located in a manner satisfactory to Landlord. Tenant shall pay all costs associated with the installation, screening, maintenance and repair of the Generator, including without limitation, reasonable costs Landlord may incur for professional or contractor review and approval.

     (c) Tenant shall comply with the provisions of Sections 9(b)(i) through
(iv) of this lease.

     (d) At least 3 business days prior to installation or removal, Tenant shall notify Landlord of the date and time of the installation or removal. Tenant shall install or remove the Generator only if Landlord has had such opportunity to be present with Tenant at the installation or removal.

     (e) Tenant shall maintain the Generator in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Generator shall be performed at Tenant's sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, any portion of the Property.

     (f) The Generator will remain Tenant's property throughout the Term of the lease and, no later than the expiration or sooner termination of the Term, at Tenant's sole expense, Tenant shall remove the Generator and all wiring therefrom to and through the Building and repair any resulting damage, including without limitation, damage to landscaping or paving, or, at Landlord's option, Tenant shall also be responsible for restoring all affected areas to the condition existing prior to the execution of this lease. Tenant shall comply with all Laws and Requirements in connection with the removal of the Generator and shall deliver to Landlord copies of all required permits and approvals in connection with such removal.

     (g) Tenant's indemnification of Landlord pursuant to Section 15 of this lease also applies to the Generator and Tenant's use of any portion of the Property therefor. Without limiting the foregoing, Tenant solely shall be responsible for any damage or injury caused by or in any way relating to the Generator, including, but not limited to, damage or injury to persons or property, including the Property, caused by reason of any leaking of fuel therefrom.

     (h) In the event the cost of Landlord's insurance on the Building is increased as a result of the installation of the Generator, Tenant shall pay for the increase in such insurance as set forth in subsection 7(c)(iv) of this lease.

                                  EXHIBIT "A-1"


                                                             13630 NW 8th Street
                                                             SUNRISE, FL 33325

                                (MAP OF LOCATION)

                                  EXHIBIT "A-2"


                                                             13650 NW 8TH STREET
                                                             SUNRISE, FL 33325

                                (MAP OF LOCATION)

                                  EXHIBIT "A-3"

                                (MAP OF LOCATION)

                                   EXHIBIT "B"

                         LEASE COMMENCEMENT CERTIFICATE

     The undersigned, as duly authorized officers and/or representatives of LIBERTY PROPERTY LIMITED PARTNERSHIP ("Landlord") and
________________________________ ("Tenant"), hereby agree as follows with respect to the Lease Agreement (the "Lease") between them for premises located at _____________________________________________ (the "Premises"):

1.   DATE OF LEASE: ______________________, 20___

2.   COMMENCEMENT DATE: __________________, 20___

3.   EXPIRATION DATE: ____________________, 20___

4. Rent and operating expenses due on or before the Commencement Date for the period from the Commencement Date until the first day of the next calendar month (Not applicable if the Commencement Date is the first day of the calendar month):

APPORTIONED MINIMUM RENT:         $____________
APPORTIONED OPERATING EXPENSES:   $____________
TOTAL:                            $____________


     Thereafter regular monthly payments due in the following amounts until adjusted in accordance with the Lease:

MONTHLY RENT INSTALLMENT:    $_____________
MONTHLY OPERATING PAYMENT:   $_____________
TOTAL MONTHLY PAYMENT:       $_____________

5. Tenant certifies that, as of the date hereof, (a) the Lease is in full force and effect and has not been amended, (b) Tenant has no offsets or defenses against any provision of the Lease and (c) Landlord has substantially completed any improvements to be performed by Landlord in accordance with the Lease, excepting the Punch List items set forth on the Schedule attached hereto and initialed by Landlord and Tenant, if any.

     IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Certificate as of _________________, 19___.

                                        LANDLORD:

                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By: Liberty Property Trust, Sole General
                                            Partner


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------


                                        TENANT:

Witness/Attest:


                                        By:
------------------------------------       -------------------------------------
Print Name:                                Print Name:
           -------------------------                   -------------------------
Title:                                     Title:
       -----------------------------              ------------------------------

                                   EXHIBIT "C"

                           BUILDING RULES - INDUSTRIAL

     1. As stated in the lease, Tenant shall not use the Premises as a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fall to be a "place of public accommodation":

          a.   Places of lodging (examples: hotel, motel)

          b.   Establishments serving food or drink (examples: bar, restaurant)

          c. Places of exhibition or entertainment (examples: motion picture house, theater, stadium, concert hall)

          d. Places of public gathering (examples: auditorium, convention center, lecture hall)

          e. Sales or rental establishments (examples: bakery, grocery store, hardware store, shopping center)

          f. Service establishments (examples: bank, laundromat, barber shop, funeral parlor, hospital, gas station, business offices such as lawyer, accountant, healthcare provider or insurance office)

          g. Stations used for specified public transportation (examples: bus terminal, depot)

          h. Places of public display or collection (examples: museum, library, gallery)

          i.   Places of recreation (examples: park, zoo, amusement park)

          j. Places of education (examples: nursery, elementary, secondary, private or other undergraduate or postgraduate school)

          k. Social service center establishments (examples: day-care center, senior citizen center, homeless shelter, food bank, adoption agency)

          1. Places of exercise or recreation (examples: gym, health spa, bowling alley, golf course)

     2. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

     3. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals, or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

     4. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's permission.

     5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

     6. Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall sand and spackle all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises. If Tenant elects to paint all or any portion of the Premises, Tenant, prior to the termination of the lease, shall restore all or such portion(s) of the Premises to the painted or unpainted condition thereof as of the Commencement Date.

     7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.

     8. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than Seeing Eye dogs in the company of their masters be brought into or kept in or about the Premises.

     9. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

     10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.

     11. The use of rooms as sleeping quarters is strictly prohibited at all times.

     12. Tenant shall have the right, at Tenant's sole risk and responsibility, to use its proportional share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use: All vehicles entering or parking in the parking areas shall do so at owner's sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

     13. Tenant shall not smoke in the Building which Landlord has designated as a non-smoking building.

     14. If at Tenant's request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord's request, locked.

     15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance).

     16. Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

     17. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations, as in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the lease.

     18. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

     19. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

     20. Tenant shall not burn candles, incense, matches or other ignitable materials in the Building.

                                   EXHIBIT "D"
                           TENANT ESTOPPEL CERTIFICATE

     Please refer to the documents described in Schedule 1 hereto, {the "Lease Documents") including the "Lease" therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the "Mortgagees") that as of the date hereof:

     1. The information set forth in attached Schedule 1 is true and correct.

     2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule I, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

     5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

     6. To Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

     7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no options with respect to the Premises or all or any portion of the Property.

     8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

     9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

     10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Mortgagees.

     IN WITNESS WHEREOF, Tenant has executed this Certificate this _________ day of ________, 20____

                                        Name of Tenant:


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                    SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

                 Lease Documents, Lease Terms and Current Status

A.   Date of Lease:

B.   Parties:

     1.   Landlord:

     2.   Tenant d/b/a:

C.   Premises known as:

D.   Modifications, Assignments, Supplements or Amendments to Lease:

E.   Commencement Date:

F.   Expiration of Current Term:

G.   Options:

H.   Security Deposit Paid to landlord: $

I.   Current Fixed Minimum Rent (Annualized): $

J.   Current Additional Rent (and if applicable, Percentage Rent)(Annualized): $

K.   Current Total Rent: $

L.   Square Feet Demised:

M.   Tenant's Bankruptcy or other Insolvency Actions:

                                   EXHIBIT "E"

                              PLAN OF IMPROVEMENTS

                         TO BE ATTACHED UPON COMPLETION

                             LIBERTY PROPERTY TRUST
                    STANDARD TENANT BUILD OUT SPECIFICATIONS

                                 LAKEVIEW PLAZA

DOCUMENTS

This document shall be incorporated with the applicable construction drawings which are a part of the lease agreement as a specified exhibit and shall be incorporated as an exhibit into the construction contract for the purpose of the renovation to the proposed space.

This document's purpose is to be used as a guide in addition to all prepared drawings and Tenant Selection sheets to prepare for construction. The Contractor may encounter conditions on site during construction which the construction documents may not indicate. The Contractor will take responsibility to cure such findings, as the site will have been inspected prior to bidding and has verified all conditions, dimensions, and other information herein supplied and shall make Landlord and/or Architect aware of any such discrepancies prior to commencing such work. A copy of this document and all applicable drawings must be prominently posted at the job site. Contractor is responsible for submitting a current insurance certificate upon submission of contract to Landlord.

I.   GENERAL REQUIREMENTS

1.0 SCOPE: Any reference herein to Contractor shall collectively imply the General Contractor and Subcontractors involved in the fitout.

1.1 EXISTING CONDITIONS: Where existing conditions are disrupted by a fitout or where new work interrupts any adjacent spaces, all work is to be integrated to present a smooth transition and finished product. All existing conditions (i.e. corridors or adjacent spaces) shall be properly protected at all times, as supervised by Landlord.

     1.1.A SECOND GENERATION SPACE: Defined as a space formerly fitout and occupied by a Tenant. Before the space is fitout, an inspection will occur between Landlord and Contractor to determine usefulness of (i.e. ceiling tiles, grid, lighting, window treatments, emergency lights, horns/strobes, etc.)

     1.1.B ELECTRIC AVAILABILITY: With respect to Mid-Rise Office fitouts,
          Contractor will be responsible to determine the electrical requirements of the fitout and verify the building's electrical panel has enough available space.

1.2 PROPERTY DAMAGE BY CONTRACTOR: Any damage that may occur to paint, walls, doors, ceilings, elevators, stair towers as a result of the fitout shall be cured by the Contractor at no cost to Landlord and returned to existing conditions in accordance with Landlord's approval.

1.3 CLEANING: Contractor is to perform routine job site cleaning to maintain a safe working environment and to not interfere with any other Tenant's space or common areas Upon completion of the fitout, Contractor shall remove any and all excess materials, tools and equipment and turn the space over to Landlord once a final cleaning has been performed.

LPT
Standard Specifications

1.4 PROTECTION: Contractor shall prevent the spread of dust, fumes, noise, etc. by properly protecting the common areas or other Tenants spaces from interruption.

1.5 INSTALLATION: All specified items to be installed by experienced workmen in accordance with manufacturers' instructions.

1.6 CODE CONFORMANCE: The Contractor shall be responsible to insure that all work complies with all Local, State and Federal Building, ADA and Life Safety Codes and Laws. In no event shall the Landlord be responsible for any discrepancy between the work and applicable codes.

1.7 SUBSTITUTIONS: Landlord will not accept any deviations from these Documents unless prior approval by Landlord has been issued.

1.8 COORDINATION: All construction drawings/notes by the Architect and Tenant Selection sheets are considered to be part of the entire "instruction package" to the Contractor. Any work shown or referred to on any portion of the Documents shall be thought of as complementary and part of the entire "instruction package." In order to eliminate miscommunication on the part of the Contractor, no partial sets of drawings/notes being issued to Subcontractors/Vendors are deemed acceptable, only the entire "instruction package."

1.9 DISCREPANCIES: The Contractor shall notify Landlord immediately if there is a non-compliance on the part of the Documents. Contractor is responsible to make Landlord aware of any discrepancies between the Documents and site conditions before commencing with any work in order to receive clarification.

1.10 SCHEDULE: At the time of the construction kick off meeting, held between Landlord, Architect (if available) and Contractor, a Construction schedule (SEE EXHIBIT "A") shall be furnished. The Contractor shall continually update the schedule as the job progresses in order to properly inform Landlord of such particular completions.

1.11 "PROVIDE": The term "provide/provided" in connection with any item herein shall mean, unless otherwise noted, that such items shall be FURNISHED, INSTALLED AND CONNECTED where required.

1.12 "APPROVED EQUAL": Wherever the term "equal/approved equal" appears shall be understood that reference is made to the ruling and Judgment of Landlord and/or the Architect (if applicable).

1.13 PERMITS: All local building permits/filing fees connected to such fitout shall be secured and paid by the Contractor. It is also the responsibility of the Contractor to coordinate all necessary inspections by the particular governmental authorities in order to obtain a final Certificate of Occupancy. All necessary permits must be prominently posted at the site.

1.14 GUARANTEE: Contractor agrees that performance of work under this Contract shall be guaranteed against defective materials and workmanship for a period of (1) one year

LPT
Standard Specifications

     from delivery date. Contractor shall also provide Landlord with any applicable manufacturer's warranties at the time the space is turned over to Landlord.

II.  DEMOLITION, CUTTING AND PATCHING

2.1 DEMOLITION: All existing conditions as indicated on the Documents (i.e. partitions, ceiling, doors, carpet, HVAC, wiring, etc.) to be removed shall be disposed of by the Contractor. "Remove" shall mean completely and entirely from the building unless otherwise noted by Landlord.

2.2 TERMINATING UTILITIES: Contractor shall be responsible for terminating all electrical, data, telephone and plumbing where items are removed in order to leave the space in a safe and code compliant manner.

III. WOOD AND PLASTIC

3.1 BLOCKING: Contractor shall provide proper blocking/plywood for all wall openings for mechanical, electrical and architectural features (i.e. shelving, doors to be installed in walls.

     3.1.A FIRE TREATED WOOD BLOCKING/PLYWOOD: To be provided as required by the Documents.

3.2 FINISH CARPENTRY: Installation of millwork, doors, frames, hardware as called for the Documents.

IV.  DOORS, FRAMES AND HARDWARE

4.1 DOOR FRAMES: Hollow metal frames are to match 1 1/2 hour and 3/4 hour rated frames and to be painted in accordance with paint section as noted herein.

4.2 TENANT SUITE ENTRY DOORS: Tenant entrance door shall be 3 X 6 X 1 3/8" hollow core paint grade, prehung frame (unless building standard differs).

     4.2.1 SUITE ENTRY HARDWARE: Hardware to be full mortise lockset with Corbin-Russwin trim specified as Lever-Lever in Lustra style passage lever ADA compliant lever, color 626 brushed chrome finish ball-bearing butt hinges unless building standard differs. Part # ML2051.

          4.2.1.A. SUITE KEYS: Contractor to supply (10) ten keys, unless specified otherwise, to Landlord to be keyed on Landlord's master using locksmith designated by Landlord.

     4.2.2 CLOSER: Russwin-DIV-Emhart PT464F35 - Arm 236 N overhead spring loaded or as determined by Landlord. Provide adjustable delayed action closing throughout. Finish to be brushed aluminum throughout.

     4.2.3 DOOR STOPS: Polished Aluminum Ives, 'floor mounted dome door stop at entry doors- Model #436 PA28.

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LPT
Standard Specifications

4.3 TENANT INTERIOR DOORS: Hollow Interior doors to be 3' x 7' or 3' x 8' hollow painted with satin finish or as determined by Landlord.

     4.3.1 TENANT ENTRY HARDWARE: Hardware to be full mortise lockset with Corbin-Russwin trim specified as Lever-Lever in Lustra style passage lever ADA compliant lever, color 626 brushed chrome finish ball-bearing butt hinges unless building standard differs. Part # ML2051.

V.   FINISHES (SEE EXHIBIT "B" FOR TENANT SELECTION SHEET)

5.1 GYPSUM WALLBOARD: (AKA "DRYWALL") (ABSOLUTELY NO DRYWALL MANUFACTURED IN MEXICO SHALL BE PERMITTED FOR USE IN LIBERTY PROPERTY TRUST PROPERTIES):

     5.1.1 LAYOUT: Contractor shall lay out entire space by means of chalk lines on the floor and review with Landlord and Tenant (if available) for confirmation prior to construction of partitions.

     5.1.2 GWB PARTITIONS: All finishes shall be with metal corner beads, edging, etc. and to be taped, spackled, sanded and ready to receive paint/wallcovering as indicated on the Documents. No exposed vinyl edging or other exposed trim to be used.

     5.1.3 TENANT PARTITIONS: Construct with 1/2" gypsum wallboard and attach on each Side of 3 5/8" metal wall studs from slab to ceiling grid, taped and spackled with vinyl base (24" on center). Standard full height wall size shall be 8'6" unless otherwise noted by Landlord and/or Documents.

     5.1.4 DEMISING PARTITIONS: Shall be constructed to extend from floor slab to underside of roof deck or steel beam above. Construct with fire rated code 5/8" type X gypsum wallboard on each side, sound batt insulation in 3 5/8" metal studs (24" on center) taped and spackled with vinyl base. Fire rated caulk to be applied all around. Each side of the partition to be painted with two (2) coats of flat paint and contains a 4" carpet base. Any other unfinished concrete or masonry walls or columns are to be furred with 1'/2" gypsum wallboard over 1 1/2' studs at 24" on center. Insulation is to be provided per the design energy calculations.

     5.1.5 EXTERIOR WALL: Construct with non-rated fire code 5/8" gypsum wall board attached to 3 5/8" metal studs and properly sound insulated between studs, taped and spackled.

     5.1.6 HALF HIGH PARTITIONS: Construct with 1/2" gypsum wall board and attach on each side of 3 5/8" metal wall studs, metal corner bead capped over top of structure and completely spackled over and made ready for paint. The top of the partition shall be finished with one layer of 1/2" gypsum wall board taped and finished. The free (non-supported) end shall be constructed with support to meet the requirements of a live load of five
     (5) pounds psf and maintain a deflection of L/240 per the governing code. Each side of the partition shall be painted with two (2) coats of flat paint and contain 4" carpeted base.

5.2  ACOUSTICAL CEILING TILE:

5.2.1 TENANT SPACES: Acoustical lay-in ceiling, Armstrong VL Fireguard perforated, 2x4 Non-Pleated, non-directional fissured mineral fiber

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LPT
Standard Specifications

     suspended with exposed White "T" bar framing system white; height to be 8' 10 1/2" or to match existing.

5.3 VINYL COMPOSITION TILE AND BASE:

     5.3.1 INTERIOR TENANT SPACES: Armstrong 12x12 vinyl composition tile or equal to be installed according to Documents.

     5.3.2 PREPARATION: Concrete floor slab to be prepared as necessary (i.e. grinding, chopping or flash patching. Provide leveling coat to eliminate height differences where transitional areas occur.

     5.3.3 VINYL COVE BASE: Install 4" Mercer or equal vinyl cove base as indicated by Documents.

5.4 CARPET:

     5.4.1 MATERIALS: Install as indicated on the Documents/Tenant Selection sheet. Building Standard Carpet is manufactured by Mohawk Carpets or equal and is a commercial grade level loop nylon (minimum weight twenty-six ounces). Upgrade to be Shaw or equal, thirty ounce cut pile nylon, Color selections to be approved by Landlord.

     5.4.2 LAYOUT: All carpet to be installed with grain running in the same direction. Seams to be kept at a minimum and avoided at doorways perpendicular to door.

     5.4.3 PREPARATION/INSTALLATION: Prepare concrete floor slab to ensure a top quality flat smooth surface for installation. Provide leveling coat to eliminate height differences at floor transition areas and as otherwise required throughout. Reducer strip to be installed between carpet and VCT or other flooring transitions.

     5.4.4 EXTRA MATERIALS: Contractor shall provide Landlord with an extra amount of carpet not less than 5% of each style/color installed.

5.5 PAINTING:

     5.5.1 MATERIALS: As indicated herein and as provided on Documents and Tenant Selection sheets.

     5.5.2 PERFORMANCE: Prime new wall surfaces with latex quick dry. Paint all wall surfaces, with a minimum of two (2) coats of quality grade latex eggshell paint, preferably M.A.B. or Benjamin Moore, including touch ups after move in or upon punchlist. If certain paint processes (i.e. polymix) produce., an excessive odorous or dusty condition, Landlord requires 48 hours prior notice to put the building on test during such process. Landlord reserves the right to require all painting to be performed after normal business hours.

          5.5.2.1 DOOR FRAMES AND TRIM: To be painted with primer as required and two (2) coats of oil based semi-glass enamel.

          5.5.2.2 DOORS: Stain all doors with stain and two (2) coats of semi-gloss satin polyurethane clear finish or to match existing.

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LPT
Standard Specifications

VI.  SPECIALTIES

6.1 FIRE PROTECTION: Provide all alarms, horn strobes and bells (including replacement of existing product) to comply with NFPA ADA Compliancy and local code standards. Landlord's authorized contractor must be used for the above work. All installation shall be direct wiring from Tenant's space to the Building's main electrical room. Landlord requires (48) forty-eight hours notice to put the building on test for installation purposes. Testing of audible alarms must be scheduled after normal business hours.

     6.1.1 SPRINKLER: Relocate or addition of sprinkler heads must meet applicable NFPA code. All head locations shall meet low and high hazard areas as required. For installation/relocation purposes, Landlord requires (48) forty-eight hours notice to put the building on test. Contractor will call to refill lines with Landlord on premises.

6.2 WINDOW TREATMENTS: Leveler or equal - 1" aluminum mini-blinds to be installed at all exterior windows unless existing is already provided. Color to be selected by Landlord.

6.3  SUITE SIGNAGE: ADA compliant signage to be supplied by Landlord.

VII. MECHANICAL

7.1  HEATING. VENTILATION, AND AIR CONDITIONING:

     7.1.1 All space shall be able to maintain a Seventy Two (72) degree comfort level during normal business hours.

     7.1.2 All duct work, diffusers, returns, and all other component parts shall be supplied and installed to meet all building, fire, electrical and ADA requirements.

     7.1.3 All ductwork from trunk line shall have volume dampers installed.

     7.1.4 All thermostats shall be building standard and location shall be determined by subcontractor and Liberty Property Trust's HVAC contractor.

     7.1.6 All spaces shall be engineered to meet comfort level by installing contractor with a set of approved by owner drawing.

     7.1.7 All spaces shall be balanced for heating and cooling efficiency and maximum comfort. Contractor to provide Landlord with Certified Balancing report prepared by N.E.B.B. certified.

     7.1.8 All kitchens, bathrooms, and conference rooms shall receive an exhaust fan, as required, for the size of the room but not under 250 CFM minimum.

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LPT
Standard Specifications

     7.1.9 All split system units shall be Trane or equivalent quality and designed for each space as required. * Liberty has national contract pricing with Trane. Please contact Trane representative for pricing.

     7.1.10 Fiber board or metalduct to be used in any new construction.

     7.1.11 Fire dampers must be installed through any demising wall that may be affected.

     7.1.12 All new HVAC equipment (rooftop units, VAV boxes, heat pumps) to be specified by Property Management. It will be the responsibility of G.C. to coordinate with the Property Manager during bid process. Manufacturer of all replacement units will be approved in advance by LPT personnel. All replacement units will have economizer packages installed when possible.

     7.1.13 All hard duct to be galvanized sheet metal per SMACNA standards. Hard duct (excluding returns) must be insulated with external duct wrap or 1/2" or better interior acoustical duct liner. All un-insulated existing metal duct to be insulated with external duct wrap.

     7.1.14 Runs of flex duct are not to exceed ten feet. Stove pipe aluminum extension from hard duct is allowed so long as it is insulated. All flex duct to be insulated.

     7.1.15 Every enclosed room to have a minimum of one diffuser and one return. (Excluding closets). All square diffusers must be louvered faced. Undercut doors may be considered a return depending on the carpet weight. All transfer grills to have two 90 degree angles between openings and must be insulated.

     7.1.16 All new wiring in plenum return systems to conform with NECA codes.

     7.1.17 Replacement units for curb-mounted air conditioners will be set on curb adapters constructed of heavy gauge sheet metal. On roofs with existing warranties, certified roofer will be required to assist with installation. LPT reserves the right of approving roofing contractor.

     7.1.18 Replacement units for horizontal discharge units will be set on additional roofing material, then pressure treated lumber or roof curb. Conversion to bottom discharge units will be evaluated in such circumstances.

     7.1.19 For horizontal discharge units, duct transitions will be fabricated to run from the new unit supply and return to the existing rooftop ductwork.

     7.1.20 All replacement units shall include new programmable T-stats as per building standard, rigging, start up and testing.

     7.1.21 For installation of new units, roofing and installation of a new roof curb is included.

     7.1.22 For all new and replacement units of 5 tons or more a duct mounted smoke detector will be installed and interlocked with the control system.

LPT
Standard Specifications

     7.1.23 Unless otherwise specified, the existing electrical disconnect switch(s) will be reused.

     7.1.24 Replacement units shall require documentation of refrigerant recovery and disposal of old units.

     7.1.25 All new or replacement piping on roof will be galvanized.

     7.1.26 G.C. to pressure test all propane/natural gas piping on replacements units.

     7.1.27 Units to be tested and zones confirmed, T-Stats to be programmed.

     7.1.28 G.C. to provide 'as built' diagram of new space serviced by HVAC.

     7.1.29 G.C. to provide all warranty and maintenance manuals upon completion of job.

     7.1.31 All roof penetrations must be done by certified roofing contractor approved by Landlord.

     7.1.32 HVAC subcontractor to provide mechanical schematic at construction kickoff meeting based upon performance specifications supplied by Landlord.

7.2  PLUMBING:

     7.2.1 ITEMS FOR INSTALLATION: (A-E BELOW OR AS DESIGNATED BY LANDLORD):

          (A.) TOILET: American Standard - Gravity Flush model 251496 1.6 gallons per flush Regal Sloan fixstures model #251-496 or equal, to be approved by Landlord.

          (B.) FAUCET - American Standard Model #2385 or equal for bathroom.

          (C.) KITCHEN SINK - American Standard Model #M90-234 or equal.

          (D.) HOT WATER TANK - Accessible from all sides for repair and maintenance. Wall pack instant flow 208 vt. 29 amps.

          (E.) DISHWASHER - Requires 12-15 gallon minimum.

     7.2.2 ADA COMPLIANCE: PVC insulated cover on hot, cold and drainage for ADA compliance.

VIII. ELECTRICAL

8.1 TEMPORARY ELECTRICAL: Contractor shall provide all temporary power and lighting, in accordance with OSHA requirements.

8.2 POWER CONSUMPTION: Based on minimum 7 watts per square foot (exclusive of HVAC equipment) of which 2 watts are at 120/208 volt and 3.5 watts allocated for lighting. Assumption for cubicle installation is 5 watts per 6 x 8 cubicle.

LPT
Standard Specifications

8.3 LIGHTING FIXTURES: Twenty (20) parabolic fixtures allowed per 2,000 square feet. All new fixtures shall be provided and installed by Contractor in accordance with the specific construction documents and as specified below:

     8.3.1 2' X4' FLUORESCENT LIGHT: Manufactured by Sylvania. Model FB40CW/6/EW in prismatic lens fixture, cool white tubes.

     8.3.2 SECOND GENERATION SPACE: Contractor shall retrofit existing light fixtures to 32 T8 electronic ballast light lens with #741 tubes.

          8.3.2.A RE-LAMP SPACE: Contractor shall re-lamp with Sylvania F32 supersaver cool white T-8 tubes. Landlord shall decide at the time of kick off meeting whether the space is to be fit out according to 8.4.2 above or as stated herein.

     8.3.3 RECESSED LIGHTING: Contractor to install compact fluorescent PL13 watt bulbs in accordance with the Documents supplied by Architect.

     8.3.3 LIGHT SWITCHES: Contractor to install toggle-type wall switch, brush chrome plate. Installation assumptions are forty (40) per 2,000 square feet or in accordance with Documents.

8.4 POWER RECEPTACLES: Contractor installation assumptions are (2) two non dedicated duplex receptacles per 100 nrsf or as indicated on the Documents. Outlets are to be located on interior partitions 18" above floor. All outlets are to be installed per code.

8.5 EMERGENCY LIGHTING: Contractor shall provide and install Model ATLITE PN and combo pack to be ATLITE PC3. Battery packs to be ATLITE PC1-10. All equipment shall be tested to ensure proper working order in preparation of electrical inspection.

8.6 TELEPHONE OUTLETS - Eight (8) phone/data conduit boxes allowed per 2,000 square feet. Tenant will make arrangements with and pay for telephone and data cabling installation within the demised premises, and will cause phone installer work to be performed at a time compatible with Landlord's work. Telephone and data cabling installation to be in compliance with all local, State and federal code requirements. Telephone and data cabling contractor must be Florida licensed. Telephone and/or data cabling contractor to provide copies of installer's license, electrical exemption certificate, permits and municipal approvals.

(A.) All old or unusable above ceiling and in-wall communication lines must be removed and disposed of prior to installation of new lines.

(B.) All wiring shall be plenum fire rated wire.

8.7 PLENUM INSTALLATIONS: Contractor installation of all wiring is to be protected in a code compliant manner. All power wiring in return air plenum ceiling spaces shall be encased in conduit or other approved material as required.

LPT
Standard Specifications

IX.  DESIGN SERVICES

9.1 Landlord will provide all architectural, electrical and lighting construction drawings to contractor as available.

9.2 Contractor to procure all applicable plumbing and mechanical engineering services necessary for the design of a Building Standard space and submission to the specified municipality. These drawings are to be approved by Landlord before commencing of such work.

9.3 Any special design service, outside the Building Standard Allowance, such as for a data center, acoustically sensitive environment, laboratory, etc. will be an additional expense to be approved by Landlord.

9.4 Landlord to provide all applicable tenant finishes to Contractor for buildout.

9.5 Contractor will provide Landlord with complete set of as built plans including: electrical, mechanical, certified air balance report, sprinkler, hardware and finish schedules upon completion of the project. A 10% retainage will be held until receipt of the above.

9.6 Punchlist items must be completed within five (5) business days.

9.7 CONTRACTOR HAS REVIEWED PLANS AND IS FAMILIAR WITH THE ANY AND ALL SYSTEM INCONSISTENCIES, INCLUDING BUT NOT LIMITED TO MECHANICAL, ELECRICAL AND LIFE SAFETY, BETWEEN PLAND AND THE PHYSICAL SPACE.

                              RULES AND REGULATIONS

                             LIBERTY PROPERTY TRUST
                    STANDARD TENANT BUILD OUT SPECIFICATIONS

                                 LAKEVIEW PLAZA

- Contractor must insure that all workmen are courteous and respectful to building tenants at all times. Contractor and workmen shall not communicate details of work directly with tenant without Landlord's approval.

- Contractor is not permitted to use any vacant space for storage of materials or to perform any work.

-    Contractor is responsible for providing subcontractors access to the space.

- Contractor and subcontractor employees shall wear uniforms or identifying shirts.

-    The main entry shall not be used for deliveries and workmen ingress/egress.

- Contractor is responsible for protecting lobby, corridors, doors/frames, wallcovering, walls, floors, elevators.

- No smoking, foul language or loud music permitted in the building/construction space. Smoking is allowed in the exterior designated smoking area. No congregating shall be allowed.

- Contractor and subcontractor employees must park all vehicles at a location designated by Landlord.

- Contractor must obtain Landlord's approval for dumpster location prior to placement. Under no circumstances shall the building dumpsters be used.

- All utility wiring and piping must-be run through the interior of the building. No wiring can be exposed on either the exterior building walls or roof.

- Doors of suite shall remain closed during construction. Carpet dust mat must be installed at each door and changed regularly.

- Common areas and elevators must be kept clean and cleaned daily. Construction area must be kept broom clean.

LPT
Standard Specifications

                              RULES AND REGULATIONS

                                   (CONTINUED)

                             LIBERTY PROPERTY TRUST
                    STANDARD TENANT BUILD OUT SPECIFICATIONS

                                 LAKEVIEW PLAZA

- Noise shall be kept to a minimum. No concrete cutting, core drilling or jack hammering is allowed during business hours.

- Use of chemicals, glue or machinery that causes offensive odors must be used after normal business hours.

- House electric power shall not be utilized in non-office buildings. A temporary meter is required.

-    Final construction cleaning of suite and common area is required.

-    Touch-up painting of construction area and damaged common area is required.

- Complete removal of equipment, work materials, debris, and trash must be removed.

-    Punchlist must be completed within agreed upon time frame.

- Contractor to provide any leftover materials (i.e. paint, carpet) directly to Tenant for storage within their space. If Tenant does not desire any additional materials, please contact Liberty Property Trust at 561/999-0310 with regard to donating overages to charity, (leftover paint cans must be marked with suite number).

                                 LAKEVIEW PLAZA
                             GENERAL SPECIFICATIONS

1. All labor and supervision required for the proper performance of this work, unless otherwise specified shall be furnished by the Contractor.

2. Cleaning of the facility is to be performed five times a week, following the work day, as per the Contract with the exception of normal company holidays and/or Act of God conditions that render service impractical.

3. All supplies and cleaning equipment shall be provided by the Contractor and shall be in a good operational condition. Such equipment shall be kept in a neat, clean and orderly manner in areas designated by Tenant. In order to avoid damage to walls, baseboards and furnishings, caution must be exercised in the use of vacuum cleaners, mops, brooms, etc.

4. All personnel shall at all times be in uniform and wearing a clearly visible photo ID. The individual in charge of the crew must be on-site at all times during the operation and must be fluent in the English language.

5. At the request of Liberty Property Trust, the Contractor shall submit the names and addresses of its personnel engaged in the work covered by this Contract.

6. Liberty Property Trust shall have the right to require the Contractor to remove any personnel deemed incompetent, careless, insubordinate or otherwise objectionable or any personnel whose actions are deemed contrary to public interest and/or inconsistent with the best interest of Liberty Property Trust.

7. The Contractor shall be responsible to see that its personnel do not disturb papers on desks, open or remove items from drawers, cabinets or refrigerators or other equipment and/or furnishings. The Contractor shall be responsible to see that its personnel do not use telephones in the facility.

8. Toilet tissue, paper towels, sanitary products, plastic liners and hand soap shall be provided by Contractor.

9. The Contractor shall insure that its personnel do not violate the security of the facility by holding and/or propping entry doors open at any time. The Contractor shall be responsible for turning off all lights and securing all prescribed interior doors and all exterior entrances upon completion of work assignments. The Contractor shall be responsible for its personnel adhering to all security procedures as prescribed by Tenants. The Contractor shall be issued keys and access cards to the facility as appropriate and shall insure professional handling, security and familiarity with same.

10. The Contractor shall insure the availability of key personnel on a twenty-four hours basis and further insures that personnel shall be able to respond to an emergency situation within one hour.

11. This Contract shall be for one (1) year and shall automatically renew on a month-to-month basis thereafter, unless terminated under the terms of the Contract.

12. Liberty Property Trust shall notify the Contractor in writing of any changes in cleanable square footage that may occur during the course of the Contract.

13. Children shall not be permitted in the building at anytime whether or nor in the company of cleaning.

CLEANING SPECIFICATIONS

OFFICE AND CUBICLE AREAS:

DAILY:

1. Empty all waste receptacles. Replace liners and transport trash to dumpster area for disposal. ANY SPILLAGE IS TO BE CLEANED IMMEDIATELY.

2.   Empty and damp wipe all ash trays, if applicable.

3. Dust all horizontal surfaces including desks, credenzas, bookcases, chairs, file and storage cabinets, tables, pictures and frames, counters, ledges, shelves and telephones.

4.   Vacuum all carpeted traffic areas and remove minor carpet stains.

5.   Using clean mop and water, damp mop all resilient tile floor surfaces.

6.   Clean, sanitize and polish all drinking fountains, if applicable.

7. Remove all cobwebs, fingerprints and/or smudges from doors, walls and ceilings.

8. Damp-wipe break room table tops and countertops; wash exterior of trash receptacles.

9. Dust and remove cobwebs from high horizontal surfaces, partitions, walls, ledges, moldings, shelves and pipes.

10.  Detail vacuum all carpeted areas.

11.  Spot clean walls, glass surfaces, doors, metalwork and switch plates.

12.  Vacuum furniture.

13.  Dust windowsills.

MONTHLY:

1.   Dust and remove cobwebs from ceiling vents and grates.

2. Sweep and using clean mop and water, damp mop all resilient tile floor surfaces. Remove scuff marks and/or stains from the floor. Spray buff resilient tile floors.

     Dust window blinds.

ANNUALLY:

1.   Strip and refinish resilient tile floors.

                             CLEANING SPECIFICATIONS

RESTROOMS:

DAILY:

1.   Sweep floor surfaces.

2. Using clean mop and clean solution, wet mop floor surface with germicidal detergent solution. Deck brush under urinals and behind toilets.

3.   Remove gum, tar and other foreign substances from all surfaces.

4.   Clean and sanitize countertops.

5. Remove all fingerprints, smudges and marks from walls, stalls, doors and light switches.

6.   Polish all stainless steel/chrome/metalwork fixtures and dispensers.

7. Clean and polish mirrors, glass, frames, shelves, lavatories and soap dispensers.

8. Wash and sanitize interior and exterior of all lavatories, toilet bowls and urinals using a combination cleaner/disinfectant/deodorizer.

9. Empty and sanitize all waste and sanitary napkin receptacles. Replace liners and remove to dumpster for disposal.

10. Spot clean walls around lavatories, towel dispensers, urinals, toilets, partitions and door frames.

11. Hand dust and clean all doors and frames, partitions and tops of ledges using soft cloth on wood surfaces.

12.  Remove cobwebs from walls and ceilings.

13. Refill all toilet tissue, soap, sanitary napkin, seat liners and towel dispensers.

14. Dust and remove cobwebs from high horizontal surfaces, partitions, walls, ledges, moldings, shelves and pipes.

MONTHLY:

1. Clean and sanitize all floor drains, ventilating grills, exhaust fans and ducts.

2. Wash and sanitize walls, partitions, doors and trim. Pay special attention to areas behind toilets.

3.   Clean baseboards.

4. Machine scrub floors, detail baseboards and around toilets and partitions, mop and polish (wax, if applicable)

5.   Clean all partitions.

EXHIBIT "H"

THIS INSTRUMENT WAS PREPARED BY:

------------------------------

------------------------------

------------------------------

------------------------------

MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE ("Memorandum of Lease") is made as of the _____ day of ____, 2004, by and between ________________________, whose post address is _______________________ (hereinafter referred to as the "Landlord"), and _________________________, whose post office address is ____________________
(hereinafter referred to as the "Tenant").

WITNESSETH:

     1. That by Lease Agreement of even date hereof (the "Lease"), Landlord has demised and leased to Tenant and Tenant has rented from Landlord that certain real property located at ____________________, in the City of ______________,
_______ County, Florida, as more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Premises"), and the rights and privileges granted to Tenant in the Lease.

     2. The initial term of the Lease will commence on _________________, 200__, and shall continue through and including _____________, subject to early termination of the Lease as provided in the Lease. The Lease also provides for____ (__) ______________ (__) year options to extend the term of the Lease as provided in the Lease.

     3. Pursuant to Florida Statutes Section 713.10 (2002), notice is hereby given that the Lease includes the following provision:

          [__ Landlord's Interest Not Subject to Liens. All persons to whom these presents may come are put upon notice of the fact that Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises to any mechanics' or materialmen's lien or liens of any kind. All persons who may hereafter, during the continuance of this Lease, furnish work, labor, services or materials to the Premises upon the request or order of Tenant, or any person claiming under, by or through Tenant, must look wholly to the interest of Tenant and not to that of Landlord.]

     4. For all other terms and provisions of the Lease, reference is hereby made to the Lease itself, and all persons are hereby placed on notice of the existence of the Lease and of its terms and provisions. The Lease and exhibits thereto are hereby incorporated by reference in this Memorandum of Lease. In the event of any conflict between the provisions of this Memorandum of Lease and the Lease, the provisions of the Lease shall govern, control and prevail.

     5. Upon termination or expiration of the Lease, the Landlord may unilaterally execute and record a termination of this Memorandum of Lease which shall terminate and release this Memorandum of Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed and sealed as of the date first above written.

Witnesses:                              LANDLORD:

                                                                 , a
                                        -------------------------    -----------


                                        By:
-------------------------------------       ------------------------------------
Print Name:                             Print Name:
            -------------------------               ----------------------------
                                        Title:
                                               ---------------------------------


------------------------------------
Print Name:
            ------------------------


                                        TENANT:

                                                                 , a
                                        -------------------------    -----------


                                        By:
-------------------------------------       ------------------------------------
Print Name:                             Print Name:
            -------------------------               ----------------------------
                                        Title:
                                               ---------------------------------


-------------------------------------
Print Name:
            -------------------------

[ACKNOWLEDGMENTS APPEAR ON NEXT PAGE]

STATE OF FLORIDA )
                 )SS:
COUNTY OF _______)

     The foregoing instrument was acknowledged before me this _______ day of ____________, 2004, by ______________ as the ___________ of __________________,
a _______, on behalf of said entity. He/She is personally known to me or has produced ______________ as identification.


                                        -----------------------------------
                                        Print Name:
                                                    -----------------------
                                        Notary Public
                                        State of Florida
                                        My Commission Expires:

STATE OF FLORIDA )
                 )SS:
COUNTY OF _______)

     The foregoing instrument was acknowledged before me this _______ day of ____________, 2004, by ______________ as the ___________ of __________________,
a _______, on behalf of said entity. He/She is personally known to me or has produced ______________ as identification.


                                        -----------------------------------
                                        Print Name:
                                                    -----------------------
                                        Notary Public
                                        State of Florida
                                        My Commission Expires:

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

[TO BE ATTACHED]

EXHIBIT "I"

FORM OF LETTER OF CREDIT

[DATE]

BENEFICIARY: LIBERTY PROPERTY LIMITED PARTNERSHIP
             65 VALLEY STREAM PARKWAY, SUITE 100
             MALVERN, PA 19355

IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________
EXPIRATION DATE:
AMOUNT: $

Gentlemen:

     We hereby authorize you to draw on us for the account of NationsHealth Supply L.L.C., having an address of _____________________________________, up to the aggregate amount of $_____________, available 100% at sight by your drafts presented at __________________and accompanied by:

     A written statement, purportedly signed by an authorized partner of Liberty Property Limited Partnership, reading: "I certify that NationsHealth Supply L.L.C. ("Tenant") is in default of its obligations to Liberty Property Limited Partnership ("Landlord"), relative to the Lease Agreement by and between Tenant and Landlord dated_______, 2004 and such default has continued beyond applicable notice and/or cure periods contained in the Lease (the "Lease"). Therefore, the amount of the enclosed draft is due and payable to Landlord."

     Drafts must be drawn and negotiated no later than ______________, or any future automatically extended date. Each draft must state that it is "Drawn under Letter of Credit No. _______________ dated _______________." This original signed Letter of Credit must be presented at the time of presentation of any such draft." Partial draws shall be permitted; thereupon, this Letter of Credit shall be reduced, without amendment, by the amount(s) drawn hereunder.

     This Letter of Credit shall be automatically renewed, without amendment, for additional one-year periods from the present or each future expiration date unless we have notified you in writing, not less than sixty (60) days before such expiration date, that we elect not to renew this Letter of Credit. Our notice of such election shall be sent to you via certified mail, or other receipted means of delivery, to the above mentioned address. Upon receipt of such notice, and in the event that Tenant fails to provide a replacement Letter of Credit, in a form that is acceptable to you, you may draw hereunder by means of your drafts on us at sight, in the manner described above.

     We hereby agree with the drawers, endorsers and bona fide holders of all drafts drawn under and in compliance with the terms of this credit that such drafts will be duly honored upon presentation and delivery of documents as specified.

     This Letter of Credit is transferable, without charge, to any transferee that Landlord states, in writing to us, has succeeded Landlord as beneficiary under this Letter of Credit in connection with Landlord's assignment of the Lease. Transfer of the available balance under this Letter of Credit shall be effected by our issuance of a replacement Letter of Credit in substantially the same form of this Letter of Credit reflecting the transferee as the beneficiary, subject to the delivery to us of the original of this Letter of Credit and Landlord's statement, referencing this Letter of Credit, stating (1) Landlord's direction that we transfer this Letter of Credit to the transferee, and (2) the name and street address of the transferee.

     This Letter of Credit sets forth in full the terms of our undertaking and shall not in any way be modified, amended, or amplified by reference to any document, instrument, or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement.

     This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (UCP). To the extent applicable provisions of the UCP are not in conflict, in which case applicable provisions of the UCP shall prevail, this Letter of Credit shall be governed by and construed in accordance with the laws of the United States of America and the State of Florida including the Uniform Commercial Code as in effect in the State of Florida.

Sincerely,

In case of inquiries issuance, amendments or payments on this Letter of Credit, please contact our Letter of Credit Department at _________________.

                            (G - Generator Locations)